As filed with the Securities and Exchange Commission on May 24, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Greenlight Capital Re, Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	6331	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification No.)

802 West Bay Road, The Grand Pavilion
Grand Cayman, KY1-1205
Cayman Islands
Telephone: (345) 745-4573
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
1133 Avenue of the Americas
Suite 3100
New York, New York 10036-6710
Telephone: (212) 299-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kerry E. Berchem, Esq. Bruce Mendelsohn, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 Fax: (212) 872-1002	Leonard Goldberg
Chief Executive Officer
Greenlight Capital Re, Ltd.
802 West Bay Road, The Grand Pavilion
P.O. Box 31110
Grand Cayman, KY1-1205
Cayman Islands
Telephone: (345) 745-4573
Facsimile: (345) 745-4576	Gary Horowitz, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000 Fax: (212) 455-2502

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       333-139993

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Class A Ordinary Shares, par value $.10	$11,787,500	$362(2)

(1)	In accordance with Rule 457(o) under the Securities Act, the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2)	The registrant previously registered shares having a proposed maximum offering price of $212,175,000 on its Registration Statement on Form S-1, as amended (File No. 333-139993).

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed to increase the maximum aggregate offering price of Class A Ordinary Shares, par value $0.10 per share, of the Registrant pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-139993), initially filed by the Registrant on January 16, 2007 and declared effective by the Securities and Exchange Commission (the ‘‘Commission’’) on May 23, 2007. The opinion of counsel regarding the legality of the securities being registered and a related consent and accountant’s consent are filed herewith. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (File No. 333-139993), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (Registration No. 333-139993) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith:

Exhibit Number	Document
5.1	Opinion of Turner & Roulstone
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Turner & Roulstone (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature pages of Registration Statement on Form S-1 of Registrant (File No. 333-139993), filed on January 16, 2007 and Amendment No. 1 to Registration Statement on Form S-1 of Registrant (File No. 333-139993), filed on March 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Georgetown, Cayman Islands, on the 24th day of May, 2007.

Greenlight Capital RE, Ltd.
By: /s/ Leonard Goldberg
Name: Leonard Goldberg

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leonard Goldberg	Chief Executive Officer (Principal Executive Officer) and Director	May 24, 2007

Leonard Goldberg

/s/ Tim Courtis	Chief Financial Officer (Principal Financial and Accounting Officer)	May 24, 2007

Tim Courtis

*	Director and Chairman	May 24, 2007

David Einhorn

*	Director	May 24, 2007

Alan Brooks

*	Director	May 24, 2007

Frank D. Lackner

*	Director	May 24, 2007

Joseph Platt, Jr.

*	Director	May 24, 2007

Jerome Simon

*By: /s/ Leonard Goldberg	Attorney-in-fact	May 24, 2007

Leonard Goldberg

EXHIBIT INDEX

Exhibit Number	Document
5.1	Opinion of Turner & Roulstone
23.1	Consent of BDO Seidman, LLP
23.2	Consent of Turner & Roulstone (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature pages of Registration Statement on Form S-1 of Registrant (File No. 333-139993), filed on January 16, 2007 and Amendment No. 1 to Registration Statement on Form S-1 of Registrant (File No. 333-139993), filed on March 9, 2007.